Exhibit 99.1

For Immediate Release

Contacts:	Krista Bessinger	Bob Wynne
	Oracle Investor Relations	Oracle Corporate Communications
	+1.650.506.4073	+1.650.506.5834
	investor_us@oracle.com	bob.wynne@oracle.com
ORACLE REPORTS Q4 GAAP EPS UP 27% TO 31 CENTS, NON-GAAP EPS UP 28% TO 37 CENTS
Q4 New Software License Revenues Up 17%, Annual Operating Cash Flow Up $1 Billion to $5.5 Billion
     REDWOOD SHORES, Calif., June 26, 2007—Oracle Corporation (NASDAQ: ORCL) today announced that fiscal 2007 Q4 GAAP earnings per share were up 27% to $0.31, compared to the same quarter last year. Fourth quarter GAAP revenues were up 20% to $5.8 billion, while quarterly GAAP net income was up 23% to $1.6 billion. Total GAAP software revenues were up 19% to $4.8 billion. GAAP new license revenues were up 17% with GAAP database and middleware new license revenues up 18% and GAAP applications new license revenues up 13%. GAAP services revenues were up 26% to $1.1 billion compared to the same quarter last year.
     Fourth quarter non-GAAP earnings per share were up 28% to $0.37, and non-GAAP net income was up 24% to $1.9 billion compared to Q4 last year.
     For fiscal year 2007, GAAP earnings per share were up 27% to $0.81. Fiscal year 2007 GAAP revenues were up 25% to $18.0 billion, while annual GAAP net income was up 26% to $4.3 billion. Total GAAP software revenues for the year were up 23% to $14.2 billion with GAAP database and middleware new license revenues up 16% and GAAP applications new license revenues up 32%. Annual GAAP services revenues were $3.8 billion, up 33% compared to the year ago period.
     Fiscal year 2007 non-GAAP earnings per share were up 25% year over year to $1.01. Annual non-GAAP net income was up 25% to $5.3 billion compared to fiscal year 2006.
     “If you have the right strategy and the best technology it will show up in your results”, said Oracle President and CFO Safra Catz. “The numbers speak for themselves. Annual revenue
-more-

increased $3.6 billion to $18 billion, operating income increased $1.2 billion to $6 billion, and cash flow from operations increased $1 billion to $5.5 billion. It was a great year.”
     “Over the last twelve months Oracle’s application new software license revenues grew at a rate of 32% while SAP’s growth slowed to 10% in their most recent fiscal year”, said Oracle President Charles Phillips. “Our strategy of combining innovation with acquisitions is clearly beating SAP’s strategy of trying to build everything themselves using a 1970s-era proprietary programming language.”
     “Oracle’s unique database grid architecture has enabled us to take market share from IBM”, said Oracle CEO Larry Ellison. “Gartner’s just published database research report confirms that Oracle’s database market share has now increased to 47% while IBM’s share declined to 21%. IBM has been unable to match the performance and reliability of Oracle database grids.”
     Q4 Earnings Announcement
     Oracle will hold a conference call and web broadcast today to discuss these results at 2:00 p.m. (PDT) / 5:00 p.m. (EDT). To access the live web broadcast of this event, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. Please hold down your control key while pressing refresh to ensure that the weblink is visible.
     About Oracle
     Oracle is the world’s largest enterprise software company. For more information about Oracle, including supplemental financial information, please visit http://www.oracle.com/investor or call Investor Relations at (650) 506-4073.
# # #
     Trademarks
Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.
     “Safe Harbor” Statement: Statements in this press release relating to Oracle’s future plans and prospects are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Economic, political and market conditions could adversely affect our revenue growth and profitability through reductions in IT budgets and expenditures. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, unanticipated fluctuations in currency exchange rates, delays in delivery of new products or releases, or a decline in our renewal rates for software license updates and product support. (3) We cannot assure market acceptance of new products or new versions of existing or acquired products. (4) We have an active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues, or may disrupt our existing operations. (5) Periodic changes to our pricing model and sales organization could temporarily disrupt operations and cause a decline or delay in sales. (6) Intense competitive forces demand rapid technological advances and frequent new product introductions, and could require us to reduce prices. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Oracle Corporation’s Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this release is current as of June 26, 2007. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION
Q4 FISCAL 2007 QUARTER TO DATE FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended May 31,					% Increase
					% Increase	(Decrease)
		% of		% of	(Decrease)	in Constant
	2007	Revenues	2006	Revenues	in US $	Currency (1)

REVENUES
New software licenses	$2,481	43%	$2,121	43%	17%	13%
Software license updates and product support	2,272	39%	1,873	39%	21%	17%

Software Revenues	4,753	82%	3,994	82%	19%	15%

Services	1,075	18%	857	18%	26%	20%

Total Revenues	5,828	100%	4,851	100%	20%	16%

OPERATING EXPENSES
Sales and marketing	1,275	22%	1,100	23%	16%	13%
Software license updates and product support	229	4%	206	4%	12%	8%
Cost of services	928	16%	758	16%	22%	17%
Research and development	600	10%	536	11%	12%	10%
General and administrative	190	3%	145	3%	31%	26%
Amortization of intangible assets	255	4%	185	4%	38%	38%
Acquisition related	74	1%	16	0%	378%	377%
Restructuring	(4)	0%	48	1%	(109%)	(108%)

Total Operating Expenses	3,547	61%	2,994	62%	18%	15%

OPERATING INCOME	2,281	39%	1,857	38%	23%	18%
Interest expense	(96)	(2%)	(83)	(2%)	16%	16%
Non-operating income, net	79	1%	104	2%	(25%)	(26%)

INCOME BEFORE PROVISION FOR INCOME TAXES	2,264	39%	1,878	38%	21%	16%

Provision for income taxes	660	11%	578	12%	14%	13%

NET INCOME	$1,604	28%	$1,300	26%	23%	17%

EARNINGS PER SHARE:
Basic	$0.31		$0.25		27%
Diluted	$0.31		$0.24		27%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,122		5,278		(3%)
Diluted	5,224		5,373		(3%)

(1)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2006, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. The United States dollar weakened relative to major international currencies in the three months ended May 31, 2007 compared with the corresponding prior year period, contributing 4 percentage points of revenue, 3 percentage points of operating expense and 5 percentage points of operating income growth.

ORACLE CORPORATION
Q4 FISCAL 2007 QUARTER TO DATE FINANCIAL RESULTS
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in millions, except per share data)

							% Increase (Decrease)
	Three Months Ended May 31,						in US $
	2007		2007	2006		2006
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP	Non-GAAP

TOTAL REVENUES (2)	$5,828	$55	$5,883	$4,851	$86	$4,937	20%	19%

TOTAL SOFTWARE REVENUES (2)	$4,753	$55	$4,808	$3,994	$86	$4,080	19%	18%
New software licenses	2,481	—	2,481	2,121	—	2,121	17%	17%
Software license updates and product support (2)	2,272	55	2,327	1,873	86	1,959	21%	19%

TOTAL OPERATING EXPENSES	$3,547	$(378)	$3,169	$2,994	$(257)	$2,737	18%	16%
Stock-based compensation (3)	53	(53)	—	8	(8)	—	585%	0%
Amortization of intangible assets (4)	255	(255)	—	185	(185)	—	38%	0%
Acquisition related	74	(74)	—	16	(16)	—	378%	0%
Restructuring	(4)	4	—	48	(48)	—	(109%)	0%

OPERATING INCOME	$2,281	$433	$2,714	$1,857	$343	$2,200	23%	23%

OPERATING MARGIN %	39%		46%	38%		45%	1%	2%

INCOME TAX EFFECTS ON ABOVE ADJUSTMENTS (5)	$660	$127	$787	$578	$106	$684	14%	15%

NET INCOME	$1,604	$306	$1,910	$1,300	$237	$1,537	23%	24%

DILUTED EARNINGS PER SHARE (6)	$0.31		$0.37	$0.24		$0.29	27%	28%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (6)	5,224	6	5,230	5,373	—	5,373	(3%)	(3%)

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)	As of May 31, 2007, approximately $120 million in estimated revenues related to assumed support contracts will not be recognized in fiscal 2008 due to business combination accounting rules.

(3)	Stock-based compensation is included in the following GAAP operating expense categories:

	Three months ended May 31,			Three months ended May 31,
	2007			2006
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Sales and marketing	$11	$(11)	$—	$2	$(2)	$—
Software license updates and product support	3	(3)	—	1	(1)	—
Cost of services	4	(4)	—	3	(3)	—
Research and development	21	(21)	—	2	(2)	—
General and administrative	14	(14)	—	—	—	—

Subtotal	53	(53)	—	8	(8)	—

Acquisition related	8	(8)	—	8	(8)	—

Total stock-based compensation	$61	$(61)	$—	$16	$(16)	$—

Stock-based compensation expense in the fourth quarter of fiscal 2007 is recognized based upon fair value pursuant to FASB Statement 123R. Stock-based compensation expense in the fourth quarter of fiscal 2006 is recognized based upon intrinsic value pursuant to APB Opinion 25 and pertains only to unvested stock options assumed from acquisitions.

(4)	Estimated future annual amortization expense related to intangible assets as of May 31, 2007 is as follows:

2008	$1,114
2009	1,101
2010	976
2011	756
2012	620
Thereafter	1,397

Total	$5,964

(5)	The income tax provision was calculated reflecting an effective tax rate of 29.2% and 30.8% in the fourth quarter of fiscal 2007 and 2006, respectively.

(6)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average common shares outstanding were calculated excluding the effects of adopting Statement 123R.

ORACLE CORPORATION
FISCAL 2007 YEAR TO DATE FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

						% Increase
	Year Ended May 31,				% Increase	(Decrease)
		% of		% of	(Decrease)	in Constant
	2007	Revenues	2006	Revenues	in US $	Currency (1)

REVENUES
New software licenses	$5,882	33%	$4,905	34%	20%	17%
Software license updates and product support	8,329	46%	6,636	46%	25%	22%

Software Revenues	14,211	79%	11,541	80%	23%	20%

Services	3,785	21%	2,839	20%	33%	29%

Total Revenues	17,996	100%	14,380	100%	25%	22%

OPERATING EXPENSES
Sales and marketing	3,907	22%	3,177	22%	23%	20%
Software license updates and product support	842	5%	719	5%	17%	14%
Cost of services	3,349	19%	2,516	17%	33%	29%
Research and development	2,195	12%	1,872	13%	17%	16%
General and administrative	692	4%	555	4%	25%	22%
Amortization of intangible assets	878	5%	583	4%	51%	51%
Acquisition related (2)	140	1%	137	1%	1%	1%
Restructuring	19	0%	85	1%	(78%)	(78%)

Total Operating Expenses	12,022	67%	9,644	67%	25%	22%

OPERATING INCOME	5,974	33%	4,736	33%	26%	21%
Interest expense	(343)	(2%)	(169)	(1%)	103%	104%
Non-operating income, net	355	2%	243	1%	46%	45%

INCOME BEFORE PROVISION FOR INCOME TAXES	5,986	33%	4,810	33%	24%	19%

Provision for income taxes	1,712	10%	1,429	9%	20%	20%

NET INCOME	$4,274	24%	$3,381	24%	26%	19%

EARNINGS PER SHARE:
Basic	$0.83		$0.65		27%
Diluted	$0.81		$0.64		27%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,170		5,196		(1%)
Diluted	5,269		5,287		0%

(1)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2006, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. The United States dollar weakened relative to major international currencies in for the year ended May 31, 2007 compared with the corresponding prior year period, contributing 3 percentage points of revenue, 3 percentage points of operating expense and 5 percentage points of operating income growth.

(2)	Acquisition related costs include a benefit of $51.5 million for the year ended May 31, 2007 related to the settlement of a pre-acquisition lawsuit against PeopleSoft, Inc. filed on behalf of the U.S. government. Please see Appendix A for further discussion.

ORACLE CORPORATION
FISCAL 2007 YEAR TO DATE FINANCIAL RESULTS
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in millions, except per share data)

							% Increase (Decrease)
	Year Ended May 31,						in US $
	2007		2007	2006		2006
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP	Non-GAAP

TOTAL REVENUES (2)	$17,996	$212	$18,208	$14,380	$391	$14,771	25%	23%

TOTAL SOFTWARE REVENUES (2)	$14,211	$212	$14,423	$11,541	$391	$11,932	23%	21%
New software licenses	5,882	—	5,882	4,905	—	4,905	20%	20%
Software license updates and product support (2)	8,329	212	8,541	6,636	391	7,027	25%	22%

TOTAL OPERATING EXPENSES	$12,022	$(1,235)	$10,787	$9,644	$(836)	$8,808	25%	22%
Stock-based compensation (3)	198	(198)	—	31	(31)	—	532%	0%
Amortization of intangible assets (4)	878	(878)	—	583	(583)	—	51%	0%
Acquisition related	140	(140)	—	137	(137)	—	1%	0%
Restructuring	19	(19)	—	85	(85)	—	(78%)	0%

OPERATING INCOME	$5,974	$1,447	$7,421	$4,736	$1,227	$5,963	26%	24%

OPERATING MARGIN %	33%		41%	33%		40%	0%	0%

INCOME TAX EFFECTS ON ABOVE ADJUSTMENTS (5)	$1,712	$414	$2,126	$1,429	$362	$1,791	20%	19%

NET INCOME	$4,274	$1,033	$5,307	$3,381	$865	$4,246	26%	25%

DILUTED EARNINGS PER SHARE (6)	$0.81		$1.01	$0.64		$0.80	27%	25%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (6)	5,269	8	5,277	5,287	—	5,287	(0%)	(0%)

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)	As of May 31, 2007, approximately $120 million in estimated revenues related to assumed support contracts will not be recognized in fiscal 2008 due to business combination accounting rules.

(3)	Stock-based compensation is included in the following GAAP operating expense categories:

	Year ended May 31,			Year ended May 31,
	2007			2006
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Sales and marketing	$38	$(38)	$—	$8	$(8)	$—
Software license updates and product support	11	(11)	—	3	(3)	—
Cost of services	15	(15)	—	7	(7)	—
Research and development	85	(85)	—	13	(13)	—
General and administrative	49	(49)	—	—	—	—

Subtotal	198	(198)	—	31	(31)	—

Acquisition related	9	(9)	—	18	(18)	—

Total stock-based compensation	$207	(207)	$—	$49	$(49)	$—

Stock-based compensation expense in the year ended May 31, 2007 is recognized based upon fair value pursuant to FASB Statement 123R. Stock-based compensation expense in the year ended May 31, 2006 is recognized based upon intrinsic value pursuant to APB Opinion 25 and pertains only to unvested stock options assumed from acquisitions.

(4)	Estimated future annual amortization expense related to intangible assets as of May 31, 2007 is as follows:

2008	$1,114
2009	1,101
2010	976
2011	756
2012	620
Thereafter	1,397

Total	$5,964

(5)	The income tax provision was calculated reflecting an effective tax rate of 28.6% and 29.7% in the year ended May 31, 2007 and 2006, respectively.

(6)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average common shares outstanding were calculated excluding the effects of adopting Statement 123R.

ORACLE CORPORATION
FISCAL 2007 FINANCIAL RESULTS
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
($ in millions)

	May 31,	May 31,
	2007	2006

ASSETS
Current Assets:
Cash and cash equivalents	$6,218	$6,659
Marketable securities	802	946
Trade receivables, net	4,074	3,022
Deferred tax assets	968	714
Other current assets	821	633

Total Current Assets	12,883	11,974

Non-Current Assets:
Property, net	1,603	1,391
Intangible assets, net	5,964	4,528
Goodwill	13,479	9,809
Other assets	643	1,327

Total Non-Current Assets	21,689	17,055

TOTAL ASSETS	$34,572	$29,029

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings and current portion of long-term debt	$1,358	$159
Accounts payable	315	268
Income taxes payable	1,237	810
Accrued compensation and related benefits	1,349	1,172
Accrued restructuring	201	412
Deferred revenues	3,492	2,830
Other current liabilities	1,435	1,279

Total Current Liabilities	9,387	6,930

Non-Current Liabilities:
Long-term debt	6,235	5,735
Deferred tax liabilities	1,121	564
Accrued restructuring	258	273
Deferred revenues	93	114
Minority interests	316	202
Other long-term liabilities	243	199

Total Non-Current Liabilities	8,266	7,087

Stockholders’ Equity	16,919	15,012

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,572	$29,029

(1)	Certain prior period balances have been reclassified to conform to the current period presentation.

ORACLE CORPORATION
FISCAL 2007 YEAR TO DATE FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
($ in millions)

	Year Ended May 31,
	2007	2006

Cash Flows From Operating Activities:
Net income	$4,274	$3,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	249	223
Amortization of intangible assets	878	583
Provision for trade receivable allowances	244	241
Deferred income taxes	56	(40)
Minority interests in income	71	41
Stock-based compensation	207	49
Tax benefit on the exercise of stock options	338	162
Excess tax benefits from stock-based compensation (2)	(259)	—
In-process research and development	151	78
Net investment gains and earnings related to equity investments	(22)	(39)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(723)	(355)
(Increase) decrease in prepaid expenses and other assets	(153)	14
Increase (decrease) in accounts payable and other liabilities	(345)	23
Increase (decrease) in income taxes payable	167	(98)
Increase in deferred revenues	387	278

Net cash provided by operating activities	5,520	4,541

Cash Flows From Investing Activities:
Purchases of marketable securities	(5,383)	(2,128)
Proceeds from maturities and sale of marketable securities	5,756	3,676
Acquisitions, net of cash acquired	(5,005)	(3,953)
Purchases of equity and other investments	(22)	(858)
Capital expenditures	(319)	(236)
Proceeds from sales of property	2	140

Net cash used for investing activities	(4,971)	(3,359)

Cash Flows From Financing Activities:
Payments for repurchases of common stock (3)	(3,937)	(2,067)
Proceeds from issuance of common stock	924	632
Proceeds from borrowings, net of financing costs	4,079	12,636
Payments of debt	(2,418)	(9,635)
Excess tax benefits from stock-based compensation (2)	259	—
Distributions to minority interests	(46)	(39)

Net cash (used for) provided by financing activities	(1,139)	1,527

Effect of exchange rate changes on cash and cash equivalents	149	56

Net (decrease) increase in cash and cash equivalents	(441)	2,765

Cash and cash equivalents at beginning of period	6,659	3,894

Cash and cash equivalents at end of period	$6,218	$6,659

(1)	Certain prior period balances have been reclassified to conform to the current period presentation.

(2)	Excess tax benefits received from stock-based compensation arrangements are presented as financing cash inflows rather than operating cash inflows prospectively from June 1, 2006, which is our adoption date of Statement 123R. Prior period reclassifications are not allowed.

(3)	We repurchased 234 million shares for approximately $4 billion during the year ended May 31, 2007 (including 2.4 million shares for $47 million that were repurchased but not settled as of May 31, 2007).

ORACLE CORPORATION
FISCAL 2007 FINANCIAL RESULTS
FREE CASH FLOW — TRAILING 4-QUARTERS (1)
($ in millions)

	Fiscal 2006				Fiscal 2007 (2)
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$3,596	$3,509	$3,857	$4,541	$4,706	$4,651	$4,984	$5,520
Capital Expenditures (3)	(206)	(182)	(199)	(236)	(233)	(256)	(258)	(319)

Free Cash Flow	$3,390	$3,327	$3,658	$4,305	$4,473	$4,395	$4,726	$5,201

% Growth over prior year	6%	4%	8%	28%	32%	32%	29%	21%

GAAP Net Income	$2,896	$2,878	$3,103	$3,381	$3,532	$3,702	$3,970	$4,274
Free Cash Flow as a % of Net Income	117%	116%	118%	127%	127%	119%	119%	122%

(1)	To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

(2)	We adopted FASB Statement 123R on June 1, 2006 under the modified prospective method. Under the modified prospective method, prior period reclassifications are not allowed. Excess tax benefits received from stock-based compensation arrangements are presented as financing cash inflows rather than operating cash inflows prospectively from June 1, 2006. Excess tax benefits reclassified from GAAP Operating Cash Flow were $259 million for the year ended May 31, 2007.

(3)	Represents capital expenditures as reported in cash flows from investing activities on our cash flow statements presented in accordance with GAAP.

ORACLE CORPORATION
FISCAL 2007 FINANCIAL RESULTS
SUPPLEMENTAL ANALYSIS OF GAAP REVENUES AND HEADCOUNT (1)
(in millions, except headcount data)

	Fiscal 2006					Fiscal 2007
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

REVENUES

New software licenses	$629	$1,058	$1,096	$2,121	$4,905	$804	$1,207	$1,390	$2,481	$5,882
Software license updates and product support	1,502	1,559	1,703	1,873	6,636	1,941	2,007	2,108	2,272	8,329

Software Revenues	2,131	2,617	2,799	3,994	11,541	2,745	3,214	3,498	4,753	14,211

Consulting	481	506	501	632	2,120	640	716	694	819	2,869
On Demand	84	87	96	130	397	125	140	142	151	557
Education	72	82	74	95	322	81	93	80	105	359

Services Revenues	637	675	671	857	2,839	846	949	916	1,075	3,785

Total Revenues	$2,768	$3,292	$3,470	$4,851	$14,380	$3,591	$4,163	$4,414	$5,828	$17,996

AS REPORTED REVENUE GROWTH RATES
New software licenses	12%	9%	16%	32%	20%	28%	14%	27%	17%	20%
Software license updates and product support	28%	25%	23%	24%	25%	29%	29%	24%	21%	25%
Software Revenues	23%	18%	20%	28%	23%	29%	23%	25%	19%	23%

Consulting	36%	28%	7%	7%	17%	33%	42%	38%	30%	35%
On Demand	18%	20%	26%	62%	32%	49%	61%	48%	16%	40%
Education	42%	25%	9%	11%	20%	13%	14%	8%	10%	11%
Services Revenues	34%	26%	9%	13%	19%	33%	41%	36%	26%	33%

Total Revenues	25%	19%	18%	25%	22%	30%	26%	27%	20%	25%

CONSTANT CURRENCY GROWTH RATES
New software licenses	10%	12%	20%	32%	21%	26%	10%	23%	13%	17%
Software license updates and product support	26%	27%	27%	25%	26%	27%	25%	20%	17%	22%
Software Revenues	21%	20%	24%	28%	24%	27%	19%	21%	15%	20%

Consulting	34%	31%	10%	8%	19%	31%	37%	34%	24%	31%
On Demand	17%	22%	29%	63%	33%	47%	56%	43%	12%	37%
Education	40%	27%	13%	12%	21%	11%	11%	4%	6%	8%
Services Revenues	32%	29%	13%	14%	21%	31%	36%	32%	20%	29%

Total Revenues	23%	22%	22%	26%	23%	28%	23%	23%	16%	22%

GEOGRAPHIC REVENUES

REVENUES
Americas	$1,475	$1,733	$1,848	$2,595	$7,652	$1,956	$2,170	$2,315	$3,018	$9,460
Europe, Middle East & Africa	883	1,090	1,164	1,572	4,708	1,140	1,422	1,484	1,992	6,037
Asia Pacific	410	469	458	684	2,020	495	571	615	818	2,499

Total Revenues	$2,768	$3,292	$3,470	$4,851	$14,380	$3,591	$4,163	$4,414	$5,828	$17,996

HEADCOUNT (2)

GEOGRAPHIC AREA
Americas	24,221	24,142	26,503	26,439		26,798	27,444	27,874	29,830
Europe, Middle East & Africa	12,389	12,532	13,736	13,812		14,199	14,640	14,758	15,680
Asia Pacific	12,907	14,480	15,342	15,882		24,129	26,350	27,850	29,164

Total Company	49,516	51,154	55,582	56,133		65,126	68,434	70,481	74,674

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

(2)	Headcount has increased primarily due to acquisitions and the consolidation of i-flex beginning in the first quarter of fiscal 2007.

ORACLE CORPORATION
FISCAL 2007 FINANCIAL RESULTS
SUPPLEMENTAL TOTAL SOFTWARE PRODUCT REVENUE ANALYSIS (1)
($ in millions)

	Fiscal 2006					Fiscal 2007
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

APPLICATIONS REVENUES

New software licenses	$127	$266	$269	$641	$1,303	$228	$340	$423	$726	$1,716
Software license updates and product support	466	502	608	676	2,252	703	728	769	832	3,032

Software Revenues	$593	$768	$877	$1,317	$3,555	$931	$1,068	$1,192	$1,558	$4,748

AS REPORTED GROWTH RATES
New software licenses	84%	24%	77%	83%	66%	80%	28%	57%	13%	32%
Software license updates and product support	96%	98%	73%	52%	75%	51%	45%	27%	23%	35%
Software Revenues	93%	64%	74%	66%	71%	57%	39%	36%	18%	34%

CONSTANT CURRENCY GROWTH RATES
New software licenses	82%	27%	82%	83%	67%	78%	25%	52%	10%	29%
Software license updates and product support	93%	101%	79%	53%	77%	49%	41%	23%	19%	32%
Software Revenues	91%	67%	80%	66%	72%	55%	35%	32%	15%	31%

DATABASE & MIDDLEWARE REVENUES

New software licenses	$502	$792	$827	$1,480	$3,602	$576	$867	$967	$1,755	$4,166
Software license updates and product support	1,036	1,057	1,095	1,197	4,384	1,238	1,279	1,339	1,440	5,297

Software Revenues	$1,538	$1,849	$1,922	$2,677	$7,986	$1,814	$2,146	$2,306	$3,195	$9,463

AS REPORTED GROWTH RATES
New software licenses	2%	5%	4%	18%	9%	15%	9%	17%	18%	16%
Software license updates and product support	10%	6%	6%	12%	8%	19%	21%	22%	20%	21%
Software Revenues	7%	5%	5%	15%	9%	18%	16%	20%	19%	18%

CONSTANT CURRENCY GROWTH RATES
New software licenses	0%	8%	8%	18%	10%	13%	5%	13%	15%	12%
Software license updates and product support	9%	8%	9%	13%	9%	18%	18%	19%	17%	18%
Software Revenues	6%	8%	9%	15%	10%	16%	13%	16%	16%	15%

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

ORACLE CORPORATION
FISCAL 2007 FINANCIAL RESULTS
SUPPLEMENTAL GEOGRAPHIC NEW SOFTWARE LICENSE REVENUE ANALYSIS (1) (2)
($ in millions)

	Fiscal 2006					Fiscal 2007
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

AMERICAS

Database & Middleware	$194	$327	$334	$662	$1,518	$232	$333	$383	$795	$1,743
Applications	75	163	148	395	782	126	195	250	415	986

New Software License Revenues	$269	$490	$482	$1,057	$2,300	$358	$528	$633	$1,210	$2,729

AS REPORTED GROWTH RATES
Database & Middleware	(2%)	15%	16%	22%	16%	19%	2%	15%	20%	15%
Applications	150%	41%	61%	73%	67%	69%	19%	69%	5%	26%
New Software License Revenues	19%	22%	27%	37%	29%	33%	8%	31%	14%	19%

CONSTANT CURRENCY GROWTH RATES
Database & Middleware	(4%)	13%	14%	21%	14%	18%	2%	15%	19%	14%
Applications	148%	40%	60%	72%	66%	69%	19%	69%	4%	26%
New Software License Revenues	17%	21%	25%	36%	28%	32%	7%	31%	13%	18%

EUROPE / MIDDLE EAST / AFRICA

Database & Middleware	$164	$282	$316	$515	$1,278	$184	$341	$363	$619	$1,507
Applications	38	75	96	158	366	69	101	124	224	518

New Software License Revenues	$202	$357	$412	$673	$1,644	$253	$442	$487	$843	$2,025

AS REPORTED GROWTH RATES
Database & Middleware	4%	(7%)	(3%)	7%	1%	12%	21%	15%	20%	18%
Applications	38%	(6%)	119%	108%	61%	83%	35%	29%	42%	42%
New Software License Revenues	9%	(7%)	12%	20%	10%	25%	24%	18%	25%	23%

CONSTANT CURRENCY GROWTH RATES
Database & Middleware	3%	0%	6%	7%	5%	8%	11%	6%	12%	10%
Applications	36%	1%	138%	108%	67%	78%	25%	19%	34%	33%
New Software License Revenues	8%	0%	22%	21%	14%	21%	14%	9%	18%	15%

ASIA PACIFIC

Database & Middleware	$134	$176	$170	$292	$771	$149	$185	$213	$322	$869
Applications	14	28	25	88	155	33	44	49	87	212

New Software License Revenues	$148	$203	$195	$380	$926	$182	$229	$262	$409	$1,081

AS REPORTED GROWTH RATES
Database & Middleware	2%	9%	1%	31%	13%	12%	5%	26%	10%	13%
Applications	28%	48%	52%	94%	69%	126%	58%	89%	(1%)	36%
New Software License Revenues	4%	13%	5%	42%	20%	23%	12%	34%	8%	17%

CONSTANT CURRENCY GROWTH RATES
Database & Middleware	0%	14%	6%	34%	16%	13%	2%	24%	7%	11%
Applications	23%	50%	60%	96%	71%	124%	53%	83%	(4%)	33%
New Software License Revenues	2%	18%	11%	45%	23%	24%	9%	32%	5%	15%

TOTAL COMPANY

Database & Middleware	$492	$785	$820	$1,469	$3,567	$565	$859	$959	$1,736	$4,119
Applications	127	266	269	641	1,303	228	340	423	726	1,716

New Software License Revenues (2)	$619	$1,051	$1,089	$2,110	$4,870	$793	$1,199	$1,382	$2,462	$5,835

AS REPORTED GROWTH RATES
Database & Middleware	1%	5%	5%	18%	9%	15%	9%	17%	18%	15%
Applications	84%	24%	77%	83%	66%	80%	28%	57%	13%	32%
New Software License Revenues	12%	9%	17%	32%	20%	28%	14%	27%	17%	20%

CONSTANT CURRENCY GROWTH RATES
Database & Middleware	0%	8%	9%	18%	10%	13%	5%	13%	14%	12%
Applications	82%	27%	82%	83%	67%	78%	25%	52%	10%	29%
New Software License Revenues	10%	12%	21%	32%	21%	27%	10%	23%	13%	16%

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

(2)	New Software License Revenues presented exclude documentation and miscellaneous revenues.

APPENDIX A
ORACLE CORPORATION
FISCAL 2007 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES
To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the table, which exclude certain business combination accounting entries and expenses related to acquisitions as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
• Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. Because these are typically one-year contracts, our GAAP revenues for the one-year period subsequent to our acquisitions do not reflect the full amount of software license updates and product support revenues on assumed support contracts that would have otherwise been recorded by the acquired entities. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.
• Stock-based compensation expenses: We adopted FASB Statement No. 123R, Share-Based Payments, on June 1, 2006 under the modified prospective method. Statement 123R requires us to record non-cash operating expenses associated with stock option awards at their estimated fair values. Prior to our Statement 123R adoption, we were required to record stock-based compensation expenses at intrinsic values, which were substantially related to options assumed from acquisitions. In accordance with the modified prospective method, our financial statements for prior periods have not been restated to reflect, and do not include, the changes in methodology to expense options at fair values in accordance with Statement 123R. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
• Amortization of intangible assets expenses: We have excluded the effect of amortization of intangibles from our non-GAAP operating expenses and net income. Amortization of intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well. Amortization expenses will recur in future periods.
• Acquisition related charges and restructuring expenses: We incurred significant expenses in connection with acquisitions, which we would not have otherwise incurred in the periods presented. Acquisition related charges primarily consist of in-process research and development expenses, integration-related professional services, stock-based compensation expenses (in addition to the stock-based compensation expenses described above) and personnel related expenses for transitional employees. Stock-based compensation expenses included in acquisition related charges resulted from unvested options assumed in acquisitions whose vesting was fully accelerated upon termination of the employees pursuant to the terms of the options. Restructuring expenses consist of Oracle employee severance and Oracle duplicate facility closures in connection with acquisitions. We believe it is useful for investors to understand the effect of these expenses on our cost structure. Although acquisition related charges and restructuring costs are not recurring with respect to past acquisitions, we will incur these expenses in connection with future acquisitions.
For the year ended May 31, 2007, acquisition related charges also included a benefit related to the settlement of a lawsuit filed against PeopleSoft, Inc. on behalf of the U.S. government. This lawsuit was filed in October 2003, prior to our acquisition of PeopleSoft. The lawsuit alleged PeopleSoft made defective pricing disclosures to the General Services Administration. This lawsuit represented a pre-acquisition contingency that we identified and assumed in connection with the PeopleSoft acquisition. On October 10, 2006, we agreed to pay the U.S. government $98.5 million to settle this lawsuit. Business combination accounting standards require that after the end of the purchase price allocation period, any adjustment that results from a pre-acquisition contingency should be included as an element of net income in the period of settlement, versus an adjustment to the original purchase price allocation. Since the purchase price allocation period for PeopleSoft ended in the third quarter of our fiscal year 2006, the favorable difference of $51.5 million between the estimated exposure recorded for this lawsuit during the purchase price allocation period and the actual settlement amount has been included in our consolidated statement of operations for the year ended May 31, 2007 as a component of acquisition related charges.